                              EMPLOYMENT AGREEMENT


   This Agreement is made as of the 27 day of April, 1999 between SunSource, Inc., a Delaware corporation (the "Company"), SunSource Corporate Group, Inc., a Delaware corporation (the "Management Company" and together with the Company, the "Companies"), and Maurice Andrien (the "Employee").

                                   BACKGROUND

   The Management Company desires to employ the Employee, and the Employee desires to be employed by the Management Company, upon the terms and conditions hereinafter set forth. Contemporaneously with this Agreement, the Company, which is the parent company of the Management Company, is granting to the Employee under a separate document that is attached hereto (the "1999 Option Grant") an option to purchase 150,000 shares of Common Stock under the Company's 1998 Equity Compensation Plan (the "1998 Plan").

                                   WITNESSETH:

   NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

1. Definitions.

   For all purposes of this Agreement, the following terms shall have the meanings specified in this Section unless the context clearly otherwise requires (other terms are defined elsewhere in this Agreement):

   (a) "Beneficial Owner" and the correlative term "Beneficially Own" are used herein within the meaning of Rule 13d-3 under the Exchange Act.

   (b) "Board" means the Board of Directors of the Company.

   (c) "Change of Control" means the occurrence of any one of the following events:

       (i) Any Person other than the management group of Harold J. Cornelius, Joseph M. Corvino, Norman V. Edmonson, Max W. Hillman, Donald T. Marshall, and John P. McDonnell, becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the voting power of the then outstanding securities of the Company.

       (ii) (A) A transaction is approved in which the stockholders of the Company immediately before the transaction will not Beneficially Own in the same relative percentages, immediately after the transaction, shares entitling such stockholders to 75% or more of all votes to which all stockholders of the surviving entity would be entitled in the election of directors or other governing persons (excluding any election of directors by a separate class vote), or where the members of the Board, immediately prior to the transaction, would not, immediately after the transaction, constitute a majority of the board of directors of the surviving entity, (B) the sale or other disposition of all or substantially all of the assets of the Company, SunSource Investments, Inc., or SunSub A Inc., or their respective successors in interest or (C) a liquidation or dissolution of the Company, SunSource Investments, Inc., or SunSub A Inc., or their respective successors in interest; provided, however, that any such action with respect to SunSource Investments, Inc. or SunSub A Inc. shall not constitute a change of control so long as the Company continues to own, directly or indirectly, substantially all of the assets thereof.

       (iii) A majority of the Board shall cease for any reason to consist of
   (A) individuals who on the effective date hereof are serving as directors of the Company, or (B) individuals who subsequently become members of the Board and whose nomination for election or election to the Board is recommended or approved by a majority of the Board.

   (d) "Cause" means, except to the extent specified otherwise by the Board, that the Employee has: (i) breached any material provision of this Agreement and does not remedy such breach within 30 days after receiving written notice specifying the details thereof; (ii) been engaged in fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment or service or deliberate injury to any SunSource Company; or (iii) disclosed any material Company Information (defined in Section 9(a)) in violation of
Section 9.

   (e) "Common Stock" means the common stock of the Company.

   (f) "Compensation Committee" means the Compensation Committee of the Board.

   (g) "Constructive Termination Without Cause" means a termination of the Employee's employment by the Employee following the occurrence, without his prior written consent, of one or more of the following events: (1) a reduction in the Salary, or a significant diminution in the Fringe Benefits; (2) a significant diminution in the Employee's duties, responsibilities, titles or position, including the failure to maintain his status as a member of the Board, or the assignment to Employee of duties and responsibilities inconsistent with the title or positions held by the Employee on the date of this Agreement; (3) the failure of the Company to obtain the unconditional assumption, in writing or by operation of law, of the Company's obligation to the Employee under this Agreement by any successor prior to or at the time of a reorganization, merger, consolidation, disposition of all or substantially all of the assets of the Company or similar transaction; provided, however, that a Constructive Termination Without Cause will not take effect unless: (x) the Employee has delivered written notice to the Board within 60 days after acquiring knowledge of one of the events described in this paragraph (g) that provide a basis for Constructive Termination Without Cause, stating which one of these events has occurred; (y) within 30 days after receipt of such notice the Company has not remedied such event and provided the Employee with written notice of such remedy; and (z) if the Company has not remedied such event within such period and provided such notice, the Employee has notified the Company in writing that he is terminating the Employment Term as of a certain date; and provided further that the failure of the Employee to effect a Constructive Termination Without Cause as to any one event described in this paragraph (g) will not affect the Employee's entitlement to effect a Constructive Termination Without Cause as to any other such event.

   (h) "Disabled" means the Employee's becoming permanently and totally disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

   (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   (j) "Person" is used as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

   (k) "SunSource Company" means any one or more of the Company, the Management Company and any Subsidiary.

   (l) "Subsidiary" shall mean any corporation in which the Company, directly or indirectly, owns at least 50% of the then outstanding voting securities of such company entitled to vote generally in an election of such company's directors, or an unincorporated entity of which the Company, directly or indirectly, owns at least 50% of the profits or capital interests.

2. Employment.

   The Management Company hereby employs the Employee, and the Employee hereby accepts employment by the Management Company, upon the terms and conditions set forth in this Agreement. During the term of employment under this Agreement (the "Employment Term"), the Employee shall be the President and Chief Executive Officer of each of the Management Company and the Company and, with respect to each such SunSource Company, perform such duties as are customarily performed by the most senior executive officer of a corporation, subject to the supervision and control of the respective boards of directors thereof. The Employee shall also be a member of the Board during the Employment Term.

3. Performance.

   The Employee shall devote his entire working time and attention to the performance of his duties hereunder; provided, however, that the Employee may serve as a director of (subject to increase by the Board) up to two other for-profit corporations and one not-for-profit corporation, and the Employee may make, and assist in, personal investments to the extent that doing so does not conflict with his duties hereunder.

4. Term.

   Unless otherwise terminated in accordance with Sections 6 or 7, the Employment Term shall be an initial term of three years from the date of this Agreement (the "Initial Term") and shall automatically continue thereafter for successive one-year renewal terms (each a "Renewal Term") unless the Management Company or the Employee gives the other party at least 45 days' prior written notice that the then current term shall not be extended.

5. Compensation for Employment.

   (a) The basic annual rate of compensation of the Employee for his employment services to the Company, the Management Company and the other Subsidiaries during the Employment Term shall be at least $450,000 or such higher amount as may be approved by the Board at any time during the Employment Term (the "Salary"), which the Management Company shall pay to the Employee in accordance with the Management Company's payroll payment schedule in effect from time to time. The Board shall not decrease the salary at any time during the Employment Term.

   (b) In addition to the Salary, during the Employment Term, the Company shall pay to the Employee a bonus (the "Bonus") for the fiscal year that will end December 31, 1999 and for each fiscal year thereafter ending December 31 during the Employment Term (each such year is referred to herein as a "Bonus Year"). The Bonus for 1999 will be $180,000 and will be payable irrespective of the performance of the Company so long as the Employee does not resign voluntarily or is not terminated for Cause prior to December 31, 1999. The Bonus for each year after 1999 (the "Post 1999 Bonus") will be equal to 40% of the Salary in effect for the Bonus Year as to which the Post 1999 Bonus is paid, and will be payable upon achievement of the results specified below in this paragraph (b). Seventy percent of the Post 1999 Bonus will be payable if the Company shall have earnings before interest, taxes, depreciation and amortization ("EBITDA") for the related Bonus Year that is at least equal to the EBITDA specified in the plan for that Bonus Year as approved by the Board. Thirty percent of the Post 1999 Bonus will be payable if the Employee shall have satisfied, in the judgment of the Compensation Committee, the specific goals that the Compensation Committee shall have specified for the Employee with respect to the particular Bonus Year. The Board or the Compensation Committee may award the Employee such additional bonus amounts as it from time to time may deem appropriate.

   (c) The Company is issuing the 1999 Option Grant to the Employee in connection with his employment hereunder. In addition, provided the Employee is employed at that time, starting with the year 2000, the Company shall grant to the Employee as part of its annual program of option grants to senior executives in each year of the Employment Term an option to purchase 70,000 shares of Common Stock under the 1998 Plan (or under any similar plan that may be adopted) at a price per share equal to the fair market value on the date of grant, subject to the respective terms generally applicable to options granted to senior executive officers of the Company in the respective years and otherwise subject to the terms and conditions of the 1998 Plan (or any such other plan).

   (d) The Company shall pay the Employee $1,000,000 in a single payment within 30 days after a (but not more than one) Change of Control that occurs on or before the later of (i) the second anniversary of the date hereof or (ii) the first date as of which the Employee shall have options that are exercisable to purchase at least 290,000 shares of Common Stock.

   (e) The Management Company shall pay all reasonable out-of-pocket expenses incurred by the Employee in connection with his move from Montreal to the Philadelphia area, including (i) expenses of up to $3,000 per month incurred by the Employee in connection with renting a residence in the Philadelphia area for up to one year and (ii) any brokerage commissions, transfer taxes and other costs of the sale (but not including income taxes or recovery of any loss on the sale), and customary legal and accounting costs relating to his move or this Agreement. The Company shall also pay the Employee a tax-offset bonus in order to neutralize the tax impact of any such reimbursements.

   (f) The Management Company shall provide the Employee with the following benefits (the "Fringe Benefits") during the Employment Term.

       (i) $1,000 per month automobile allowance;

       (ii) four weeks of paid vacation;

       (iii) initiation fee and customary membership dues at a country club of the Employee's choice in the Philadelphia area;

       (iv) such other benefits (other than those related to automobiles and club memberships) that any Company may provide generally to other senior executives of that Company; and

       (v) reimbursement of legitimate business expenses incurred on or prior to the date of termination.

6. Termination Without Compensation.

   (a) If the Employee becomes Disabled, the Management Company may terminate the Employment Term, and the Companies thereafter shall have no further liability or obligation to the Employee hereunder except as follows: the Employee shall receive (i) any unpaid Salary and Fringe Benefits that have accrued through the date of termination; (ii) whatever benefits that he may be entitled to receive under any then existing disability benefit plans of any Company that may be included in the Fringe Benefits applicable to the Employee;
(iii) a proportionate amount of any Bonus that would have been due to the Employee if he were employed for the full Bonus Year during which the Employment Term was terminated (a "Proportionate Bonus"); (iv) reimbursement of legitimate and reasonable business expenses incurred on or prior to the date of termination ("Pre-Termination Expenses") and (v) continuation of health care coverage for the Employee and his family for the 12-month period following the date of termination. The Management Company shall pay any Proportionate Bonus in the year immediately following the related Bonus Year at the time when it generally pays other bonus payments based on that Bonus Year. In the event of any dispute as to whether the Employee is Disabled, the Employee shall submit to a physical examination by a licensed physician mutually satisfactory to the Management Company and the Employee, the cost of such examination to be paid by the Management Company, and the determination of such physician shall be determinative.

   (b) If the Employee dies, the Employment Term shall terminate, and thereafter the Companies shall not have any further liability or obligation to the Employee, his executors, administrators, heirs, assigns or any other person claiming under or through him except that the Employee's estate shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination, plus a Proportionate Bonus, and reimbursement of any Pre-Termination Expenses.

   (c) The Management Company may terminate the Employment Term for Cause by giving the Employee notice of the termination, and thereafter the Companies shall not have any further liability or obligation to the Employee, except that the Employee shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination, net of any liabilities that the Employee may have to any Company, and reimbursement of any Pre-Termination Expenses.

7. Termination With Compensation.

   (a) The Management Company shall have the right to terminate the Employment Term without Cause at any time by giving the Employee 45 days' notice of the termination date. Upon any such termination by the Management Company and also upon any termination due to the Management Company's decision not to renew the Initial Term or any Renewal Term under Section 4, for a period of one year following the termination date, the Management Company shall (i) continue to pay the Employee the Salary, provide the Employee with Fringe Benefits and provide the Employee with the customary services of an outplacement firm, (ii) pay the Employee a Proportionate Bonus, and (iii) have no further liability or obligation to the Employee hereunder except that the Employee shall receive any unpaid Salary and Fringe Benefits that have accrued through the date of termination and reimbursement of any Pre-Termination Expenses.

   (b) The Employee may terminate the Employment Term if there is a Constructive Termination without Cause, in which case the Management Company and the Employee shall have the same obligations and rights as are specified in paragraph (a) above for a termination by the Management Company.

   (c) The Employee shall not be entitled to any compensation under any part of this Section 7 unless the Employee executes and delivers to the Management Company after a notice of termination a release in the form of Exhibit "A" hereto. The parties hereto acknowledge that the payments and Fringe Benefits to be provided under this Section 7 are to be provided in consideration for the above-specified release.

8. Inventions, Designs and Product Developments.

   All inventions, innovations, designs, ideas and product developments (collectively, the "Developments"), developed or conceived by the Employee, solely or jointly with others, whether or not patentable or copyrightable, at any time during the Employment Term and that relate to the actual or planned business activities of the Company and all of the Employee's right, title and interest therein, shall be the exclusive property of the Company. The Employee hereby assigns, transfers and conveys to the Company all of his right, title and interest in and to any and all such Developments. At any time and from time to time, upon the request of the Company, the Employee shall execute and deliver to the Company any and all instruments, documents and papers, give evidence and do any and all other acts that, in the opinion of counsel for the Company, are or may be necessary or desirable to document such transfer or to enable the Company to file and prosecute applications for and to acquire, maintain and enforce any and all patents, trademark registrations or copyrights under United States or foreign law with respect to any such Developments or to obtain any extension, validation, re-issue, continuance or renewal of any such patent, trademark or copyright. The Company will be responsible for the preparation of any such instruments, documents and papers and for the prosecution of any such proceedings and will reimburse the Employee for all reasonable expenses incurred by him in compliance with the provisions of this Section.

9. Confidential Information.

   (a) The Employee will have possession of or access to confidential information relating to the business of the Company, including writings, equipment, processes, drawings, reports, manuals, invention records, financial information, business plans, customer lists, the identity of or other facts relating to prospective customers, inventory lists, arrangements with suppliers and customers, computer programs, or other material embodying trade secrets, customer or product information or technical or business information of the Company. All such information, other than any information that is in the public domain through no act or omission of the Employee or which he is authorized to disclose or required to disclose in connection with legal or administrative proceedings, is referred to collectively as the "Company Information." During and after the Employment Term, except in connection with the performance of his duties under this Agreement, the Employee shall not (i) use or exploit in any manner the Company Information for himself or any person, partnership, association, corporation or other entity other than the Company, (ii) remove any Company Information, or any reproduction thereof, from the possession or control of the Company or (iii) treat Company Information otherwise than in a confidential manner.

   (b) All Company Information developed, created or maintained by the Employee, alone or with others while employed by the Management Company, and all Company Information maintained by the Employee thereafter, shall remain at all times the exclusive property of the Company. The Employee shall return to the Company all Company Information, and reproductions thereof, whether prepared by him or others, that are in his possession immediately upon request and in any event upon the completion of his employment by the Company.

10. Agreement Not to Compete

    During the Restricted Period (defined below), the Employee shall not, at any time within the Territory (defined below), directly or indirectly, engage in, or have any interest on behalf of itself or others in, any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or otherwise) that engages within the Territory in any of the business activities in which the Company's shall have been engaged at any time during the one year prior to the termination of the Employment Term (the "Restricted Business"); provided, however, that nothing contained herein shall prevent or prohibit the Employee from owning of record or beneficially up to 1% of the stock or equity of any corporation or other business entity engaged in the Restricted Business if such corporation or other entity is traded on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market. In addition, during the Restricted Period, the Employee shall not directly or indirectly solicit or otherwise encourage any of the Company's employees to terminate their employment with the Company. The "Restricted Period" means the period during which the Company shall be required to pay the Salary to the Employee, whether under Section 5 or Section 7, plus an additional one year after the end of such payments, except that the Restricted Period shall only include such additional one year if the Employment Term shall have been terminated by the Management Company for Cause or by the Employee's resignation under circumstances that do not constitute a Constructive Termination without Cause. The "Territory" means any part of North America in which the Company engages in the Restricted Business during the Restricted Period. If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restriction to include the maximum restrictions allowable under applicable law. The Employee acknowledges, however, that this Section 10 has been negotiated by the parties hereto and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the business of the Company.

11. Remedies.

    The Employee expressly acknowledges that the remedy at law for any breach of Sections 8, 9 or 10 will be inadequate and that upon any such breach or threatened breach, the Company shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction, in equity or otherwise, and to enforce the specific performance of the Employee's obligations under these provisions without the necessity of proving the actual damage to the Company or the inadequacy of a legal remedy. The rights conferred upon the Company by the preceding sentence shall not be exclusive of, but shall be in addition to, any other rights or remedies which the Company may have at law, in equity or otherwise.

12. Guaranty.

    The Company hereby guarantees the Management Company's performance of this Agreement.

13. General.

    (a) Governing Law. The terms of this Agreement shall be governed by the laws of the State of Pennsylvania.

    (b) Company. For purposes of Sections 8, 9, 10 and 11, the term "Company" shall be deemed to include any Subsidiaries, and to the extent that any of the provisions thereof impose any obligations on a Subsidiary that is not a party hereto, the Company shall cause such Subsidiary to comply with such obligations.

    (c) Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.

    (d) Notices. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been given when personally delivered or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when sent by Federal Express or other overnight delivery service, addressed as follows:

        TO EMPLOYEE:

        At the Employee's residence as provided from time to time by the Employee to the Management Company for tax reporting purposes.

        TO THE COMPANY:

        SunSource Corporate Group, Inc.
        3000 One Logan Square
        Philadelphia, PA  19103

    (e) Entire Agreement; Modification. This Agreement and the option agreements referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements or understandings of the parties regarding these matters, including any prior agreement between the Employee and the Company or any Subsidiary. Any such prior agreement is hereby terminated as of the date hereof. This Agreement may not be modified or amended in any way except in writing by the parties hereto.

    (f) Duration. Notwithstanding the termination of the Employment Term and of the Employee's employment by the Company, this Agreement shall continue to bind the parties for so long as any obligations remain under the terms of this Agreement.

    (g) Waiver. No waiver of any breach of this Agreement shall be construed to be a waiver as to succeeding breaches. Any waiver must be in writing and signed by the party granting the waiver.

    (h) Severability. If any provision of this Agreement or application thereof to anyone under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision in any other jurisdiction.

    (i) Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders,
(c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to" and (d) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

    (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

    (k) The Employee shall have no duty to mitigate damages by seeking other employment or other compensation in the event of the termination of the Employment Term, and any payments due the Employee hereunder will not be offset in respect of any amount except as expressly provided in this Agreement.

    IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement as of the day and year first written above.

                                           SUNSOURCE, INC.


                                           By:___________________________
                                              Name:
                                              Title:


                                           SUNSOURCE CORPORATE GROUP, INC.


                                           By:____________________________
                                               Name:
                                               Title:


                                           _______________________________
                                           MAURICE ANDRIEN

                                                                       EXHIBIT A



                                 FORM OF RELEASE

         NOTE:    YOU SHOULD CONSULT WITH AN ATTORNEY PRIOR TO
                  SIGNING THIS DOCUMENT.


                        FULL WAIVER AND RELEASE OF CLAIMS


                  1. I, Maurice Andrien, in exchange for the compensation provided under Section 7 of the employment agreement among SunSource, Inc., SunSource Corporate Group, Inc. (collectively, the "Companies") and myself dated [INSERT DATE], to which I would not otherwise be entitled in the amount of [INSERT AMOUNT OF CONSIDERATION], less applicable federal, state and local tax deductions, hereby waive any and all Claims (as defined below) which I may have against the Companies, their parents, subsidiaries, affiliated businesses and divisions, or their directors, officers, employees, or agents (hereinafter collectively referred to as "Releasees").

                  2. This Full Waiver and Release of Claims (hereinafter the "Waiver") applies to any and all past and present claims, suits, damages, liabilities, demands and causes of action, whether known or unknown, existing or contingent, or whether at law or equity, arising out of my employment with the Companies or the termination of that employment but only to the extent that any of such items relates to any of the following:

                  o age discrimination under the federal Age Discrimination in Employment Act;

                  o   age discrimination under similar state or local laws; and

                  o discrimination Claims under federal, state or local laws based on race, color, creed, marital status, veteran status, sex, sexual preference, national origin, citizenship, disability, handicap or religion.

Such released claims, suits, damages, liabilities, demands and causes of action that are specified above in this Section 2 are referred to herein as "Claims."

This Waiver shall not apply to claims for workers' compensation benefits or unemployment compensation benefits.

                  3. This Waiver also precludes me from bringing a lawsuit, or obtaining relief as a result of any charge, lawsuit, or proceeding brought by me or on my behalf, asserting any Claims against Releasees (or any one of them). In the event I violate this paragraph, I agree that the affected Releasee(s) shall be entitled to dismissal of any such lawsuit and that I will be responsible for the payment of the reasonable attorney's fees and expenses incurred in the Releasee(s)' defense.

                                                                       EXHIBIT A

                  4. My last day of work will be _________________, and the Companies have no obligation to re-employ me in the future.

                  5. I may revoke this Waiver for a period of seven (7) days following the day I sign it by submitting written notice of my revocation to [INSERT EMPLOYER REPRESENTATIVE'S NAME AND TITLE] at [INSERT ADDRESS]. This Waiver shall become effective and enforceable upon expiration of this revocation period.

                  6. I acknowledge that I have been advised in writing to consult with an attorney prior to signing this Waiver and that I have been given twenty-one (21) days to consider this Waiver.

                  7. This Waiver shall be binding upon me and my heirs, administrators, representatives, executors, and assigns.

                  I HAVE CAREFULLY READ THIS ENTIRE DOCUMENT. I UNDERSTAND THAT BY SIGNING THIS DOCUMENT, I AM WAIVING ALL CLAIMS RELATING TO MY EMPLOYMENT WITH THE COMPANIES AND THE TERMINATION OF THAT EMPLOYMENT. I HAVE SIGNED THIS WAIVER VOLUNTARILY, INTENDING TO BE LEGALLY BOUND.

                  In witness whereof, I have signed this Waiver this

 _____ day of __________________________.




Employee Signature:________________________________


                                        2